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                                   EXHIBIT A

                             JOINT FILING AGREEMENT

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       In accordance with Rule 13d-1(f) under the Securities Exchange Act of
1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, $1 par value, of TCC Industries, Inc., formerly known as TeleCom Corporation, and that this Agreement be included as an Exhibit to such joint filing.

       IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the 18th day of July, 1997.



                                            /s/   Lawrence W. Schumann
                                        ------------------------------
                                              Lawrence W. Schumann


                                        SCHUMANN/MUTH FAMILY LIMITED
                                        PARTNERSHIP
                                        By: Its General Partner

                                            /s/   Lawrence W. Schumann
                                        ------------------------------
                                               Lawrence W. Schumann






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